UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 10, 2015

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Effective February 10, 2015, Fresh Healthy Vending International, Inc. (the "Company") amended and restated the employment agreement of Alex Kennedy, the Director of Franchise Development of the Company's subsidiary, Fresh Healthy Vending LLC ("FHV LLC") to modify Ms. Kennedy's compensation.  Under the terms of the amended and restated employment agreement, the Company will pay Ms. Kennedy a base salary and she will be eligible to earn commissions on her sales of vending machines.  In addition, Ms. Kennedy will be eligible to receive additional monthly compensation, depending on the structure of her sales transactions.
The description of Ms. Kennedy's compensation contained herein is qualified in its entirety by her amended and restated employment agreement, which is included as Exhibit 10.10 to this Form 8-K and incorporated herein by reference.  Ms. Kennedy will remain as a member of the Company's board of directors.
(d) Exhibits
Exhibit No.
Description
10.10	Amended and Restated Employment Agreement dated February 10, 2015 between Fresh Healthy Vending LLC and Alex Kennedy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  February 17, 2015
Fresh Healthy Vending International, Inc.

              /s/Arthur S. Budman
By: Arthur S. Budman
Chief Executive Officer and Chief Financial Officer

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